Exhibit 99.1

NEWS

From Beacon Roofing Supply, Inc., Peabody, Mass. For Use Upon Receipt

Nov. 29, 2011

Beacon Roofing Supply Reports Fourth Quarter and Annual 2011 Results

•   Record fourth quarter net sales of $576 million vs. $483 million.

•   Record fourth quarter EPS of $0.56 (excl. one-time gain) vs. $0.37.

•   Record fiscal year EPS of $1.16 (excl. one-time gain) vs. $0.75.

•   Fourth quarter and fiscal year existing market sales up 16% and 9%.

•   Cash on hand builds to $143 million from $117 million last year.

PEABODY, Mass.–(BUSINESS WIRE)– Beacon Roofing Supply, Inc. (the “Company”) (NASDAQ: BECN) announced results today for its fourth quarter and fiscal year ended September 30, 2011.

Paul Isabella, the Company’s President and Chief Executive Officer, stated: “We had record fourth quarter and fiscal year results. Most of our regions achieved double-digit sales percentage increases in the fourth quarter and substantially exceeded our fourth-quarter and full-year sales and income expectations. Once again both our residential and non-residential product sales showed double-digit percentage increases for the quarter. Our complementary product sales were down only one percent. Our roofing businesses have benefited both from a pick-up in volume, including some storm business, and from industry-wide price increases mostly during the second half of the year. Our commercial business has remained consistently strong throughout this year. We were able to use our strong financial position to increase inventories ahead of some vendor price increases, which enabled us to achieve gross margins that were significantly above last year’s rates. We continued to exercise prudent expense controls to further improve our operating margin and our cash holdings have increased since last year even after this year’s third-quarter purchase of Enercon Products. We continue to aggressively seek quality companies that fit our target acquisition profile, such as Denver-based Fowler & Peth acquired in the first quarter of fiscal 2012. We believe there are many favorable long-term growth factors in our industry, so we expect to continue expanding our geographic reach in 2012.”

Fourth Quarter

Total sales increased 19.3% to $575.6 million in 2011 from $482.6 million in 2010. Existing market (organic) sales, which exclude branches acquired after the beginning of last year’s fourth quarter, increased 15.6%. In existing markets, residential and non-residential roofing product sales increased 25.7% and 10.8%, respectively, while complementary product sales declined only 1.0%. Our fourth quarter roofing sales this year were favorably impacted by higher average selling prices and by increased business in several markets that experienced significant spring hail storms.

Net income for the fourth quarter, which included a one-time income tax benefit of $5.1 million, was $31.3 million compared to $16.9 million in 2010, an improvement of 85.3%. This year’s fourth-quarter net income, even prior to the tax benefit, represented a record for any prior quarter. Diluted net income per share was $0.67, including $0.11 per share for the one-time tax benefit, compared to $0.37 in 2010. The higher net income was due to the higher sales and gross margin rate, as well as lower interest expense, partially offset by the impact from higher operating expenses and a higher income tax provision (even after the tax benefit).

Earnings before interest, taxes, depreciation and amortization, and stock-based compensation (“Adjusted EBITDA”), which are reconciled to the net income in this press release, were $55.4 million in 2011 compared to $38.9 million in 2010, an increase of 42.5%.

Fiscal Year

Sales increased 12.9% to a record $1.82 billion in 2011 from $1.61 billion in 2010, while existing market sales increased 9.3% (8.8% based on the same number of business days). The annual existing market results exclude branches acquired during 2011 and 2010. In existing markets, residential and non-residential roofing product sales were up strongly at 8.8% and 12.8%, respectively, while complementary product sales increased 1.7%. Our annual roofing sales this year were favorably impacted by the same factors mentioned above for the fourth quarter, especially in the second half of the year.

Net income was $59.2 million compared to $34.5 million in 2010, an increase of 71.5%. Diluted net income per share was $1.27, including the $0.11 per share for the one-time tax benefit, compared to $0.75 in 2010, an increase of 69.3%. The higher net income was due to the same factors mentioned above for the fourth quarter.

Adjusted EBITDA was $134.9 million in 2011 compared to $106.3 million in 2010, an increase of 26.9%.

Cash flow from operations was $79.3 million compared to $73.9 million in 2010. This year’s operating cash flows were influenced mostly by the higher operating income and a higher increase in accounts payable and accrued expenses compared to last year, partially offset by an unfavorable impact from larger increases in inventories and accounts receivable this year. Cash on hand increased by $25.9 million to $143.0 million at September 30, 2011 compared to $117.1 million at September 30, 2010.

The Company will host a webcast and conference call today at 10:00 a.m. ET to discuss these results. The live webcast of the call, along with a webcast replay after the call, can be accessed at http://ir.beaconroofingsupply.com/events.cfm (the “Events & Presentations” page of the “Investor Relations” section of the Company’s web site). There will be a slide presentation of the results available on that page of the website as well. For those unable to connect to the Internet or who may wish to ask questions, the conference call dial-in number is 719-325-2186. To assure timely access, call participants should call in before 10:00 a.m.

Beacon Roofing Supply, Inc. is a leading distributor of roofing materials and complementary building products, operating 194 branches in 38 states in the United States and across Canada.

Forward-Looking Statements: This release contains information about management’s view of the Company’s future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, those set forth in the “Risk Factors” section of the Company’s latest Form 10-K. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

Beacon Roofing Supply, Inc.
Condensed Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	Fourth Quarter Ended				Fiscal Year Ended
		% of		% of		% of		% of
	September	Net	September	Net	September	Net	September	Net
	30, 2011	Sales	30, 2010	Sales	30, 2011	Sales	30,2010	Sales
Net sales	$575,562	100.0%	$482,603	100.0%	$1,817,423	100.0%	$1,609,969	100.0%
Cost of products sold	442,691	76.9%	376,196	78.0%	1,397,798	76.9%	1,249,869	77.6%
Gross profit	132,871	23.1%	106,407	22.0%	419,625	23.1%	360,100	22.4%

Operating expenses	85,269	14.8%	75,647	15.7%	315,883	17.4%	286,583	17.8%

Income from operations	47,602	8.3%	30,760	6.4%	103,742	5.7%	73,517	4.6%

Interest expense	3,383	0.6%	3,528	0.7%	13,364	0.7%	18,210	1.1%

Income before income taxes	44,219	7.7%	27,232	5.6%	90,378	5.0%	55,307	3.4%
Income taxes	12,962	2.3%	10,368	2.1%	31,158	1.7%	20,781	1.3%

Net income	$31,257	5.4%	$16,864	3.5%	$59,220	3.3%	$34,526	2.1%

Net income per share:

Basic	$0.68		$0.37		$1.29		$0.76
Diluted	$0.67		$0.37		$1.27		$0.75

Weighted average shares used in computing net income per share:
Basic	46,129,848		45,655,108		45,919,198		45,480,922
Diluted	46,959,634		46,092,099		46,753,152		46,031,593

Beacon Roofing Supply, Inc.
Condensed Consolidated Balance Sheets

(In thousands)	September 30,	September 30,
	2011	2010

Assets
Current assets:
Cash and cash equivalents	$143,027	$117,136
Accounts receivable, net	280,322	241,341
Inventories	202,474	158,774
Prepaid expenses and other assets	37,573	43,115
Deferred income taxes	15,469	17,178
Total current assets	678,865	577,544
Property and equipment, net	47,427	47,751
Goodwill	380,916	365,061
Other assets, net	49,756	51,833

Total assets	$1,156,964	$1,042,189

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$182,523	$144,064
Accrued expenses	85,511	65,866
Total current liabilities	268,034	209,930

Senior notes payable and other obligations, net of current portion	311,511	323,681
Deferred income taxes	38,992	39,734

Common stock	462	457
Additional paid-in capital	248,260	236,136
Retained earnings	293,110	233,890
Accumulated other comprehensive loss	(3,405)	(1,639)
Total stockholders’ equity	538,427	468,844

Total liabilities and stockholders’ equity	$1,156,964	$1,042,189

Beacon Roofing Supply, Inc.
Condensed Consolidated Cash Flows

	Fiscal Year Ended
(In thousands)	September 30,	September 30,
	2011	2010
Operating activities:
Net income	$59,220	$34,526
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,060	27,773
Stock-based compensation	6,073	5,001
Gain on sale of fixed assets	(750)	(587)
Deferred income taxes	(465)	3,060
Changes in assets and liabilities, excluding the effects of acquisitions:
Accounts receivable	(35,314)	(6,486)
Inventories	(35,016)	40,952
Prepaid expenses and other assets	7,470	8,723
Accounts payable and accrued expenses	53,012	(39,051)
Net cash provided by operating activities	79,290	73,911

Investing activities:
Purchases of property and equipment	(14,433)	(10,268)
Acquisition of businesses, net of cash acquired	(34,942)	(19,328)
Proceeds from sales of assets	1,543	748
Net cash used in investing activities	(47,832)	(28,848)

Financing activities:
Borrowings (repayments) under revolving lines of credit	(50)	67
Repayments under senior notes & other	(11,053)	(15,193)
Proceeds from exercise of options	5,302	3,561
Income tax benefit from stock-based compensation deductions in excess of the associated compensation cost	756	786
Net cash used by financing activities	(5,045)	(10,779)

Effect of exchange rate changes on cash	(522)	110
Net increase in cash and cash equivalents	25,891	34,394
Cash and cash equivalents at beginning of period	117,136	82,742
Cash and cash equivalents at end of period	$143,027	$117,136

BEACON ROOFING SUPPLY, INC

Unaudited

Consolidated Sales by Product Line

For the Fourth Quarters Ended:

	September 30, 2011		September 30, 2010
(dollars in millions)	Net Sales	Mix %	Net Sales	Mix %	Change
Residential roofing products	$278.3	48.3%	$210.2	43.6%	$68.1	32.4%
Non-residential roofing products	229.3	39.8%	203.9	42.3%	25.3	12.4%
Complementary building products	68.0	11.8%	68.4	14.2%	(0.4)	-0.6%

	$575.6	100.0%	$482.6	100.0%	$93.0	19.3%

Consolidated Sales by Product Line for Existing Markets*

For the Fourth Quarters Ended:

	September 30, 2011		September 30, 2010
(dollars in millions)	Net Sales	Mix %	Net Sales	Mix %	Change
Residential roofing products	$262.0	47.2%	$208.4	43.4%	$53.6	25.7%
Non-residential roofing products	225.6	40.6%	203.6	42.4%	22.0	10.8%
Complementary building products	67.7	12.2%	68.4	14.2%	(0.7)	-1.0%

	$555.3	100.0%	$480.4	100.0%	$74.9	15.6%

*Excludes branches acquired during the four quarters prior to the start of the fourth quarter of fiscal 2011.
Note: Some amounts and percentages may not add down or across due to rounding.

BEACON ROOFING SUPPLY, INC

Unaudited

Consolidated Sales by Product Line

For the Fiscal Years Ended:

	September 30, 2011		September 30, 2010
(dollars in millions)	Net Sales	Mix %	Net Sales	Mix %	Change
Residential roofing products	$845.6	46.5%	$748.0	46.5%	$97.6	13.0%
Non-residential roofing products	723.6	39.8%	619.3	38.5%	104.3	16.8%
Complementary building products	248.2	13.7%	242.6	15.1%	5.6	2.3%

	$1,817.4	100.0%	$1,609.9	100.0%	$207.5	12.9%

Consolidated Sales by Product Line for Existing Markets*

For the Fiscal Years Ended:

	September 30, 2011		September 30, 2010
(dollars in millions)	Net Sales	Mix%	Net Sales	Mix%	Change
Residential roofing products	$801.7	46.3%	$736.9	46.5%	$64.8	8.8%
Non-residential roofing products	683.9	39.5%	606.3	38.3%	77.6	12.8%
Complementary building products	244.7	14.1%	240.5	15.2%	4.2	1.7%

	$1,730.3	100.0%	$1,583.7	100.0%	$146.6	9.3%

Existing Market Sales By Business Day (a) During the Fiscal Years Ended:

	September 30, 2011		September 30, 2010
(dollars in millions)	Net Sales	Mix%	Net Sales	Mix %	Change
Residential roofing products	$3.156	46.3%	$2.913	46.5%	$0.244	8.4%
Non-residential roofing products	2.693	39.5%	2.396	38.3%	0.296	12.4%
Complementary building products	0.963	14.1%	0.951	15.2%	0.013	1.3%

	$6.812	100.0%	$6.260	100.0%	$0.553	8.8%

*Excludes branches acquired during fiscal years 2011 and 2010.
(a) There were 254 business days in 2011 compared to 253 in 2010.
Note: Some amounts and percentages may not add down or across due to rounding.

BEACON ROOFING SUPPLY, INC
Results in Existing Markets-Unaudited

For the Fourth Quarter Ended:

	Existing Markets		Acquired Markets		Consolidated
	September 30,		September 30,		September 30,
(in thousands)	2011	2010	2011	2010	2011	2010

Net Sales	$555,303	$480,442	$20,259	$2,161	$575,562	$482,603

Gross Profit	127,173	105,316	5,698	1,091	132,871	106,407
Gross Margin	22.9%	21.9%	28.1%	50.5%	23.1%	22.0%

Operating Expenses	81,286	74,825	3,983	822	85,269	75,647
Operating Expenses as a % of Net Sales	14.6%	15.6%	19.7%	38.0%	14.8%	15.7%

Operating Income	$45,887	$30,491	$1,715	$269	$47,602	$30,760
Operating Margin	8.3%	6.3%	8.5%	12.4%	8.3%	6.4%

Beacon Roofing Supply, Inc.
Earnings Before Interest, Taxes, Depreciation and Amortization and Stock-Based Compensation
(“Adjusted EBITDA”)
Unaudited
(Dollars in thousands, except per share data)

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2011	2010	2011	2010
Net income	$31,257	$16,864	$59,220	$34,526
Interest expense	3,383	3,528	13,364	18,210
Income taxes	12,962	10,368	31,158	20,781
Depreciation and amortization	6,265	6,939	25,060	27,773
Stock-based compensation	1,562	1,202	6,073	5,001

Adjusted EBITDA (1)	$55,429	$38,900	$134,875	$106,291

(1) Adjusted EBITDA is defined as net income plus interest expense (net of interest income), income taxes, depreciation and amortization and stock-based compensation. EBITDA is a measure commonly used in the distribution industry, and we present Adjusted EBITDA to enhance your understanding of our operating performance. Adjusted EBITDA is used in our bank covenants and we use Adjusted EBITDA as an internal performance measurement and as one criterion for evaluating our performance relative to that of our peers. We believe that Adjusted EBITDA is an operating performance measure that provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets among otherwise comparable companies. Further, we believe that Adjusted EBITDA is a useful measure because it improves comparability of results of operations, since purchase accounting used for acquisitions can render depreciation and amortization non-comparable between periods. Management uses these supplemental measures to evaluate performance period over period and to analyze the underlying trends in the Company’s business and to establish operational goals and forecasts that are used in allocating resources. We expect to compute our non-GAAP financial measures using the same consistent method from quarter to quarter and year to year.

While we believe Adjusted EBITDA is a useful measure for investors, it is not a measurement presented in accordance with United States generally accepted accounting principles, or GAAP. You should not consider Adjusted EBITDA in isolation or as a substitute for net income, cash flows from operations, or any other items calculated in accordance with GAAP. In addition, Adjusted EBITDA has inherent material limitations as a performance measure. It does not include interest expense and, because we have borrowed money, interest expense is a necessary element of our costs. In addition, Adjusted EBITDA does not include depreciation and amortization expense. Because we have capital and intangible assets, depreciation and amortization expense is a necessary element of our costs. Adjusted EBITDA also does not include stock-based compensation, which is a necessary element of our costs since we make stock awards to key members of management as an important incentive to maximize overall company performance and as a benefit. Moreover, Adjusted EBITDA does not include taxes, and payment of taxes is a necessary element of our operations. Accordingly, since Adjusted EBITDA excludes these items, it has material limitations as a performance measure. The Company’s management separately monitors capital expenditures, which impact depreciation expense, as well as amortization expense, interest expense, and income tax expense. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

Contacts

Beacon Roofing Supply, Inc.
Dave Grace, 978-535-7668 x14
CFO
dgrace@beaconroofingsupply.com

Source: Beacon Roofing Supply, Inc.

BECN-F